EXHIBIT 23



                  Consent of Registered Public Accounting Firm


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Lincoln Bancorp (the "Company") of our report dated February 6, 2004, except for Note 21 as to which the date is March 10, 2004, on our audits of the consolidated financial statements of the Company which report is incorporated by reference in the Company's Annual Report on Form 10-K for the three years ended December 31, 2003, filed pursuant to the Securities Exchange Act of 1934.



/s/ BKD, LLP

BKD, LLP

Indianapolis, Indiana
August 20, 2004